UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (DATE OF EARLIEST EVENT REPORTED) August 5, 2011

MASS MEGAWATTS WIND POWER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MASSACHUSETTS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-32465	04-3402789
(COMMISSION FILE NUMBER NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

95 Prescott Street
Worcester, MA 01605
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant's telephone number, including area code:

(508) 751-5432

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments  to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2011, the President of the Company noticed a Special Meeting to the Stockholders to be held on July 22, 2011.  The purpose of the meeting was to amend the articles of organization to increase its authorized capital stock to 18,000,000 shares of common stock no par value per share from 12,000,000 shares of Common Stock and to ratify all actions taken previously to effect such amendment and increase.  This action was taken in accordance with the requirements of  Massachusetts law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated there under, including particularly Regulation 14A. The amendment was passed.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constituted a quorum for the transaction of business at the Special Meeting.  As of the record date, May 23, 2011, there were 10,218,931 shares of the Company’s common stock outstanding.  At the Special Meeting, there were 6,549,417 shares, or approximately 64%, of common stock represented in person or by proxy.

Of  the 6,541,918 shares  that voted , 5,776,770 shares voted in favor of the proposal to  increase of authorized shares. 765,599 shares opposed the proposal to increase authorized shares. 7,048 voted to abstain .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS MEGAWATTS WIND POWER, INC.
(Registrant)

Dated: August 5, 2011	By:	/s/ Jonathan C. Ricker
Jonathan C. Ricker
Chief Executive Officer